Exhibit 5.1

September 13, 2021

Suzano S.A.

Avenida Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

41810-012 Salvador – BA

Brazil

Suzano Austria GmbH

Fleischmarkt 1

1010 Vienna

Austria

Ladies and Gentlemen:

I am qualified to practice law in the Federative Republic of Brazil (“Brazil”) and am the General Counsel of Suzano S.A. (“Suzano”), a corporation (sociedade por ações) incorporated under the laws of the Federative Republic of Brazil. This opinion is being furnished to you in connection with the offering by Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Republic of Austria and a wholly-owned subsidiary of Suzano (“Issuer”), pursuant to a registration statement on Form F-3 (Files Nos. 333-236083, 333-236083-01 and 333-236083-02) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the U.S. Securities and Exchange Commission (the “SEC”), of (i) U.S$500,000,000 aggregate principal amount of the Issuer’s 2.500% Global Notes due 2028 (the “Notes”), as guaranteed by Suzano (the “Guarantee”), pursuant to a base indenture dated as of January 24, 2020, as supplemented by the amended and restated Third Supplemental Indenture dated as of September 13, 2021 (the “Indenture”) among Suzano, the Issuer and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent (the “Trustee”). The Notes, together with the Guarantee, are referred to as the “Securities.”

For the purpose of rendering this opinion, I have examined the execution copies or copies certified to my satisfaction of the following documents:

(i)                 the Registration Statement filed with the SEC and the documents incorporated by reference therein;

(ii)              a copy of the Indenture;

(iii)            Suzano’s bylaws (estatuto social), as in effect on the date hereof;

(iv)             the minutes of the board of directors meeting of Suzano held on September 2, 2021, approving: (a) the issue of the Notes by the Issuer; (b) the Guarantee by Suzano; and (c) the execution, delivery and performance of all agreements related to the issue of the Securities

(v)               such other documents, records and matters of law as I have deemed necessary.

In rendering the foregoing opinions, I have assumed the authenticity of all documents represented to me to be originals, the conformity to original documents of all copies of documents submitted to me, the accuracy and completeness of all corporate records made available to me and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so.

In rendering the opinions expressed below, I have assumed: (i) the due organization and valid existence of all parties to the Indenture (other than Suzano) under the laws of the countries of their respective incorporation; (ii) the due authorization, execution and delivery by all parties (other than Suzano) to the Indenture; (iii) that the performance thereof is within the capacity and powers of all such parties; and (iv) the validity and enforceability of the Indenture and the Securities in accordance with their terms under the laws of the State of New York, by which they are expressed to be governed.

Also, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (ii) that the original Notes and Guarantee will conform to the copies I have reviewed.

I am qualified to practice law solely in Brazil and express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof, and I have assumed that there is nothing in any other law that affects my opinion. In particular, I have made no independent investigation of the laws of the State of New York or the laws of Austria as a basis for the opinions stated herein, and I do not express or imply any opinion on such laws. The opinions stated below are provided based on Brazilian laws, rules and regulations and on Suzano’s by-laws, in each case as in effect on the date hereof, and I assume that there will be no change in Brazilian laws, rules or regulations (or the interpretation thereof) nor amendments to Suzanos’s by-laws that may affect in any way the opinions stated herein.

Based on the foregoing and subject to the qualifications and limitations hereinafter specified, I am of the opinion that:

(i)	Suzano is a corporation (sociedade por ações) duly organized and validly existing under the laws of Brazil, duly qualified to do business in Brazil, and has all power and authority necessary to own and hold its properties and to conduct the businesses in which it is engaged and to perform its obligations under the Guarantee.

(ii)	Suzano has all power and authority to enter into and perform its obligations under the Guarantee.

(iii)	The execution, delivery and performance of the Guarantee have been duly authorized by Suzano.

The opinions set forth above are, however, subject to the following qualifications:

(a)	enforcement in Brazil may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or other similar laws relating to or limiting creditor’s rights generally;

(b)	in order to ensure the admission and enforceability of the Indenture or the Securities, as the case may be, before the public agencies and courts in Brazil (i) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which require notarization and the subsequent legalization (authentication) of the signature of such a notary by a Brazilian consulate official and (ii) the Indenture and the Securities must be translated into Portuguese by a sworn translator, and the sworn translation must be registered with the appropriate Registry of Deeds and documents in Brazil; and

(c)	any judgment obtained against Suzano in a foreign court with respect to the Indenture or the Securities, as the case may be, will only be enforceable in the courts of Brazil if previously confirmed (homologado) by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça). Such confirmation will only be given if such foreign judgment: (i) fulfils all formalities required for enforceability under the laws of the country where it was issued; (ii) is not subject to appeal in the jurisdiction in which it was issued, (iii) is accompanied by a sworn translation into Portuguese; and (iv) does not violate national sovereignty, public policy or good morals of Brazil (as provided in Section 17 of the Law of Introduction to the Rules of Brazilian Law), including in particular the rules regarding service of process.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the laws of Brazil.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement, and in any amendments and prospectus supplements related thereto, under the heading “Validity of Securities” as counsel for Suzano who has passed on specific opinions based on Brazilian law and relating to the Securities, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

This opinion is furnished by me, as Acting General Counsel of Suzano, to you, solely for your benefit and no other person may rely upon this opinion without my prior written consent. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

[Signature Page Follows]

Very truly yours,

/s/ Walner Alves Cunha Júnior
Walner Alves Cunha Júnior
General Counsel of Suzano S.A.

[Signature Page to Suzano Exhibit 5 Legal Opinion]